                                                                    Exhibit 4.11


                        AMENDMENT No. 1 dated as of March 5, 2003, to the
                  Amended and Restated Credit Agreement dated as of January 23, 2003 (the "Credit Agreement"), among American Media Inc. ("Holdings"), American Media Operations, Inc. (the "Borrower"), the lenders party thereto (the "Lenders") and JPMorgan Chase Bank, as Administrative Agent (the "Administrative Agent").

            A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower.

            B. The Borrower and Holdings have requested that certain provisions of the Credit Agreement be amended as set forth herein.

            C. The undersigned Lenders are willing to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

            D. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

            Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

            SECTION 1. Amendments to Section 1.01. (a) The definition of the term "Change in Control" in Section 1.01 of the Credit Agreement is hereby amended as follows:

            (i) by replacing subclause (i) of clause (a) of such definition with the following: "(a)(i) Holdings at any time owning, beneficially and of record, less than all the outstanding Equity Interests of the Borrower (other than up to 20% of the common stock of the Borrower held by Persons other than Holdings in accordance with Section 6.03(e))"; and

            (ii) by replacing clause (d) of such definition with the following:
      "(d) either Evercore or THL (or a combination thereof) no longer having the direct or indirect power to appoint a majority of the managers of (or other individual comprising) the board of managers or other governing body of EMP Group L.L.C.".

               (b) The definition of the term "Management Agreement" in Section
1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "Management Agreement" means the agreement among Holdings, THL and Evercore substantially in the form provided to the Administrative Agent prior to March 5, 2003.

               (c) The definition of the term "Prepayment Event" in Section 1.01 of the Credit Agreement is hereby amended by deleting in clause (c) of such definition the text "Restricted Subsidiary or (ii)" and replacing it with the text "Restricted Subsidiary, (ii) any such issuance of Equity Interests by Holdings or receipt by Holdings of any capital contribution, in each case in connection with the Equity Reorganization, to the extent that the proceeds therefrom are applied by Holdings to pay or reimburse fees and expenses incurred in connection with the Equity Reorganization or (iii)".

               (d) The following new definitions are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

                  "Equity Reorganization" means the recapitalization of EMP
            Group L.L.C. ("EMP") through (a) the formation of a corporation (the "Merger Corp.") by Evercore, THL and certain of their respective Affiliates and related investors (collectively, the "Recapitalization Group") , (b) the contribution by the Recapitalization Group of cash and certain of their existing Equity Interests in EMP to the Merger Corp. and (c) the merger of EMP into the Merger Corp., with EMP as the surviving entity.

                  "Prior Management Agreement" means the agreement among
            Holdings and Evercore dated May 7, 1999.

                  "THL" means Thomas H. Lee Partners, L.P., a Delaware limited partnership, and its affiliates or any investment fund controlled by Thomas H. Lee Partners, L.P.

      SECTION 2. Amendment to Section 6.09. Section 6.09 of the Credit Agreement is hereby amended as follows:

      (a) by deleting clause (c) of Section 6.09 and replacing it with "(c) transactions expressly contemplated by the Management Agreement, including payment of management fees to THL and Evercore in an aggregate amount not to exceed $2,000,000 in any fiscal year";

      (b) by replacing the word "and" at the end of clause (d) with a comma;
and

      (c) by inserting at the end of clause (e) of Section 6.09 the following additional clauses:", (f) the payment or reimbursement by Holdings of fees and expenses incurred in connection with the Equity Reorganization, but only to the extent that Holdings shall have received cash, proceeds from additional capital contributions by EMP Group L.L.C., or the issuance of additional Equity Interests by Holdings to EMP Group L.L.C., for the purpose of making such payments and (g) the payment or performance by Holdings of its obligations under the indemnification, expense reimbursement and other provisions of the Prior Management Agreement that survive termination thereof."

      SECTION 3 . Representations and Warranties. Each of the Borrower and Holdings represents and warrants to the Administrative Agent and to each of the Lenders that:

      (a) This Amendment has been duly authorized, executed and delivered by each of the Borrower and Holdings and constitutes a legal, valid and binding obligation of each of the Borrower and Holdings, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      (b) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct (or, in the case of such representations and warranties that are not qualified as to materiality, true and correct in all material respects) on and as of the date hereof.

      (c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

      SECTION 5. Conditions to Effectiveness. The amendments set forth in Sections 1 and 2 of this Amendment shall become effective on the date that the Equity Reorganization is consummated (determined based on notice to the Administrative Agent from Holdings or the Borrower to such effect), subject to satisfaction of the following conditions on or prior to such date: (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, Holdings and the Required Lenders and (b) the Administrative Agent shall have received payment of all fees and out-of-pocket expenses required to be paid or reimbursed by the Borrower pursuant to the Credit Agreement or in connection with this Amendment (including those payable pursuant to Section 6 below).

      SECTION 6. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment at or prior to 5:OO p.m., New York time, on March 5, 2003, an amendment fee in an amount equal to 0.050% of the sum of such Lender's Revolving Commitment and outstanding Term Loans; provided that such fee shall not be payable unless and until all conditions to the effectiveness of this Amendment as provided in Section 5 hereof (other than payment of such amendment fee) shall have been satisfied.

      SECTION 7 . Waiver. Each undersigned Lender hereby waives compliance with
Section 6.09 of the Credit Agreement to the extent, and only to the extent, to permit Holdings to pay up to $4,000,000 of expenses incurred in connection with the Equity Reorganization if the Equity Reorganization does not occur and to permit the Borrower to make payments to Holdings as necessary to fund such payments by Holdings. This waiver shall become effective on the date that the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, Holdings and the Required Lenders.


      SECTION 8. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes.

      SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 10. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

      SECTION 11. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                                          AMERICAN MEDIA, INC.,

                                             by  Michael Kahane
                                                 -----------------------------
                                                 Name:  Michael Kahane
                                                 Title: Senior Vice President &
                                                        General Counsel


                                          AMERICAN MEDIA OPERATIONS, INC.,

                                             by  Michael Kahane
                                                 -----------------------------
                                                 Name:  Michael Kahane
                                                 Title: Senior Vice President &
                                                        General Counsel

                                          JPMORGAN CHASE BANK, individually and
                                          as Administrative Agent,

                                             by  Peter B. Thauer
                                                 -----------------------------
                                                 Name:  Peter B. Thauer
                                                 Title: Vice President